UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2012

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation (the “Company”) held on May 23, 2012, Proposals 1, 2 and 3 were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 18, 2012. At the Annual Meeting, the holders of 26,960,986 shares of the Company’s common stock, which represents approximately 96% of the shares of the Company’s common stock outstanding and entitled to vote as of the record date for the Annual Meeting of March 26, 2012, were represented in person or by proxy. The voting results of the Annual Meeting are set forth below.

Proposal 1 – Election of Directors – The Company’s stockholders elected Keith N. Johannessen, Jill M. Krueger and Michael W. Reid to each serve as a director of the Company for three-year terms expiring in 2015. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
Keith N. Johannessen	21,795,458	516,836	4,648,692
Jill M. Krueger	21,849,906	462,388	4,648,692
Michael W. Reid	21,850,244	462,050	4,648,692

Proposal 2 – Ratification of the Appointment of the Company’s Independent Auditors – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors. The voting results were 26,906,851 shares “FOR,” 51,145 shares “AGAINST,” and 2,990 abstentions.

Proposal 3 – Advisory Vote on Executive Compensation – The Company’s stockholders approved, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 20,362,633 shares “FOR,” 288,806 shares “AGAINST,” 1,660,855 abstentions, and 4,648,692 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012	Capital Senior Living Corporation

	By:	/s/ Ralph A. Beattie
	Name:	Ralph A. Beattie
	Title:	Executive Vice President and Chief Financial Officer